Exhibit 10.2

AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of October 26, 2023, by and between ExcelFin Acquisition Corp., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated October 25, 2021 by and between the parties hereto (as amended to date, the “Trust Agreement”).

WHEREAS, Section 6(c) of the Trust Agreement provides that Section 1(b) of the Trust Agreement may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.1            Amendment to Section 1(b). Section 1(b) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(b)	Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein; In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in (i) United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, (ii) in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company, or (iii) in the interest-bearing deposit account identified in Schedule A; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

2.1.            Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.            Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.            Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.            Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.            Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.            Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

COMPANY:

EXCELFIN ACQUISITION CORP.

By:	/s/ Joe Ragan
Name:	Joe Ragan
Title:	Chief Executive Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

Schedule A

MONEY MARKET DEPOSIT ACCOUNT

DESCRIPTION AND TERMS

The U.S. Bank Money Market Deposit Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of its customers. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank, U.S. Bank Trust National Association, or U.S. Bank Trust Company National Association (as applicable) (the “U.S. Bank Entities”) as agent for Global Corporate Trust customers. The U.S. Bank Entities perform all account deposits and withdrawals. Deposit accounts are FDIC-insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

THE U.S. BANK ENTITIES, WHEN ACTING AS AN INDENTURE TRUSTEE OR IN A SIMILAR CAPACITY, ARE NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR INVESTMENT ADVISOR.

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